Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES

FOURTH QUARTER AND FULL YEAR RESULTS

Malvern, PA, February 7, 2012 — Liberty Property Trust (NYSE:LRY) reported that funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2011 was $0.63 per share, compared to $0.65 per share for the fourth quarter of 2010. Funds from operations for the fourth quarter of 2011 include termination fees of $0.7 million.

For the year ended December 31, 2011, FFO per share was $2.61, and included $3.6 million in termination fees.  This compares to FFO of $2.66 per share for 2010, which included $6.5 million in termination fees.

Net income per common share (diluted) was $0.30 per share for the quarter ended December 31, 2011, compared to $0.26 per share (diluted) for the quarter ended December 31, 2010.  Net income for the full year 2011 was $1.59 per common share, compared with $1.12 per share for 2010.

“Last year at this time we believed that 2011 would present interesting new opportunities to add value to our portfolio through acquisitions, development and strategic sales. That prediction was borne out beyond our expectations,” said Bill Hankowsky, chairman and chief executive officer. “Industrial markets are continuing to firm and have provided new opportunities for development. The transaction market has provided us with opportunities to selectively acquire while, at the same time, accelerate our strategic disposition of non-core suburban office properties. We believe 2012 will provide similar opportunities to add additional value.”

Portfolio Performance

Leasing: At December 31, 2011, Liberty’s in-service portfolio of 79.4 million square feet was 91.3% occupied, compared to 89.9% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling 4.6 million square feet of space. Liberty leased 15.8 million square feet in 2011.

Same Store Performance: Property level operating income for same store properties increased by 3.6% on a cash basis and by 1.9% on a straight line basis for the fourth quarter of 2011 compared to the same quarter in 2010 and increased by 3.0% on a cash basis and 1.0% on a straight line basis for the full year 2011 compared to 2010.

-more-

Capital Activities and Balance Sheet Management

Property Sales: During the fourth quarter, Liberty sold three operating properties, which contained 484,000 square feet of leaseable space and 39 acres of land for $27.4 million. The properties were 100% leased at the time of the sale.

The balance sheet as of December 31, 2011 reflects $195.6 million of assets held for sale. These assets consist primarily of a portfolio of suburban office and flex properties under contract for sale, with closing anticipated late in the first quarter.

Real Estate Investments

Acquisitions: During the quarter, Liberty acquired 11 properties for $125.3 million. The properties total 1.5 million square feet of space, and are 90.5% leased at a current yield of 6.3%. The acquired properties consist of Crosspoint Center, a 1.1 million square foot multi-tenant industrial park in Charlotte, NC comprising seven properties; Charlotte Distribution Center South, a two-building, 270,000 square foot complex also in Charlotte; a 47,000 square foot flex building in Tempe, Arizona; and a 146,000 square foot office property in Washington, DC.

Development: Liberty began development of three wholly-owned properties totaling 1.5 million square feet for a projected investment of $117.1 million. The properties consist of a speculative, 1.2 million square foot distribution center in Bethlehem, PA; a 156,000 square foot build-to-suit distribution building in Charlotte, NC;  and a 153,000 square foot build-to-suit office property in Philadelphia.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 79 million square foot portfolio includes approximately 700 properties which provide office, distribution and light manufacturing facilities to 1,900 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 7, 2012, at 1 p.m. Eastern Time.  To access the conference call, please dial 1-888-870-2815. The passcode needed for access is 44917458. A replay of the call will be available until February 21, 2012, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

2

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

3

Liberty Property Trust

Statement of Operations

December 31, 2011

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(unaudited)
Operating Revenue
Rental	$118,905	$117,323	$466,984	$463,240
Operating expense reimbursement	50,896	47,208	200,610	193,761
Total operating revenue	169,801	164,531	667,594	657,001

Operating Expenses
Rental property	34,483	35,165	127,266	128,180
Real estate taxes	18,484	15,644	77,618	75,489
General and administrative	16,550	12,753	59,370	52,747
Depreciation and amortization	40,255	38,469	157,349	150,692
Total operating expenses	109,772	102,031	421,603	407,108

Operating Income	60,029	62,500	245,991	249,893

Other Income/Expense
Interest and other	1,471	2,027	8,397	9,695
Interest	(29,880)	(33,123)	(122,075)	(132,571)
Total other income/expense	(28,409)	(31,096)	(113,678)	(122,876)

Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	31,620	31,404	132,313	127,017
Gain on property dispositions	1,664	1,682	5,025	4,238
Income taxes	(51)	(306)	(1,020)	(1,736)
Equity in earnings of unconsolidated joint ventures	1,026	734	3,496	2,296

Income from continuing operations	34,259	33,514	139,814	131,815

Discontinued operations (including net gain on property dispositions of $5,860 and $221 for the quarters ended December 31, 2011 and 2010 and $60,582 and $6,857 for the years ended December 31, 2011 and 2010)	6,929	3,019	70,839	21,560
Net Income	41,188	36,533	210,653	153,375
Noncontrolling interest - operating partnerships	(6,394)	(6,293)	(27,163)	(25,448)
Noncontrolling interest - consolidated joint ventures	—	(118)	511	(165)
Net Income available to common shareholders	$34,794	$30,122	$184,001	$127,762

Basic income per common share
Continuing operations	$0.24	$0.24	$1.00	$0.95
Discontinued operations	$0.06	$0.03	$0.60	$0.18
Total basic income per common share	$0.30	$0.27	$1.60	$1.13

Diluted income per common share
Continuing operations	$0.24	$0.23	$1.00	$0.94
Discontinued operations	$0.06	$0.03	$0.59	$0.18
Total diluted income per common share	$0.30	$0.26	$1.59	$1.12

Weighted average shares
Basic	115,373	113,550	114,755	112,924
Diluted	116,090	114,342	115,503	113,606

Amounts attributable to common shareholders
Income from continuing operations	$28,085	$27,203	$115,471	$106,924
Discontinued operations	6,709	2,919	68,530	20,838
Net income	$34,794	$30,122	$184,001	$127,762

Liberty Property Trust

Statement of Funds From Operations

December 31, 2011

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year Ended
	December 31, 2011		December 31, 2010		December 31, 2011		December 31, 2010
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$34,794	$0.30	$30,122	$0.27	$184,001	$1.60	$127,762	$1.13

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,549		3,674		14,452		14,927
Depreciation and amortization	42,123		43,439		168,435		171,682
Gain on property dispositions	(6,066)		(1,263)		(61,198)		(6,669)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,258)		(1,524)		(3,925)		(6,009)
Funds from operations available to common shareholders - basic	$73,142	$0.63	$74,448	$0.66	$301,765	$2.63	$301,693	$2.67

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$34,794	$0.30	$30,122	$0.26	$184,001	$1.59	$127,762	$1.12

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,549		3,674		14,452		14,927
Depreciation and amortization	42,123		43,439		168,435		171,682
Gain on property dispositions	(6,066)		(1,263)		(61,198)		(6,669)
Noncontrolling interest excluding preferred unit distributions	1,141		1,040		6,151		4,436
Funds from operations available to common shareholders - diluted	$75,541	$0.63	$77,012	$0.65	$311,841	$2.61	$312,138	$2.66

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	115,373		113,550		114,755		112,924
Dilutive shares for long term compensation plans	717		792		748		682
Diluted shares for net income calculations	116,090		114,342		115,503		113,606
Weighted average common units	3,809		3,942		3,869		3,947
Diluted shares for Funds from operations calculations	119,899		118,284		119,372		117,553

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

December 31, 2011

(In thousands, except share amounts)

	December 31, 2011	December 31, 2010
Assets
Real estate:
Land and land improvements	$856,783	$801,271
Building and improvements	4,117,179	3,902,891
Less: accumulated depreciation	(1,062,230)	(938,044)

Operating real estate	3,911,732	3,766,118

Development in progress	88,848	—
Land held for development	219,375	203,811

Net real estate	4,219,955	3,969,929

Cash and cash equivalents	18,204	108,409
Restricted cash	63,659	49,526
Accounts receivable	8,192	6,898
Deferred rent receivable	103,008	99,779
Deferred financing and leasing costs, net of accumulated amortization (2011, $124,051; 2010, $108,144)	130,210	128,536
Investments in and advances to unconsolidated joint ventures	174,687	171,916
Assets held for sale	195,572	456,181
Prepaid expenses and other assets	76,186	73,625

Total assets	$4,989,673	$5,064,799

Liabilities
Mortgage loans	$290,819	$320,679
Unsecured notes	1,792,643	2,039,143
Credit facility	139,400	—
Accounts payable	23,418	23,652
Accrued interest	24,147	29,821
Dividend and distributions payable	56,958	56,149
Other liabilities	202,532	156,803

Total liabilities	2,529,917	2,626,247

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 117,352,353 (includes 1,249,909 in treasury) and 115,530,608 (includes 1,249,909 in treasury) shares issued and outstanding as of December 31, 2011 and 2010, respectively	117	116
Additional paid-in capital	2,617,355	2,560,193
Accumulated other comprehensive loss	(429)	(155)
Distributions in excess of net income	(461,496)	(426,017)
Common shares in treasury, at cost, 1,249,909 shares as of December 31, 2011 and 2010	(51,951)	(51,951)
Total shareholders’ equity	2,103,596	2,082,186

Noncontrolling interest - operating partnership
3,808,746 and 3,928,733 common units outstanding as of December 31, 2011 and 2010, respectively	64,426	67,621
9,740,000 preferred units outstanding as of December 31, 2011 and 2010	287,959	287,959
Noncontrolling interest - consolidated joint ventures	3,775	786

Total equity	2,459,756	2,438,552

Total liabilities & equity	$4,989,673	$5,064,799